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                                     Cymer Inc.

                        Executive Deferred Compensation Plan

1.     STATEMENT OF PURPOSE

       The purpose of the Cymer Inc. Executive Deferred Compensation Plan (the "Plan") is to aid Cymer Inc. and its subsidiaries in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.     DEFINITIONS

       2.01 BENEFICIARY - "Beneficiary" means the person or persons designated as such in accordance with Section 8.

       2.02 BOARD OF DIRECTORS - "Board of Directors" means the Board of Directors of Cymer Inc.

       2.03 CALENDAR QUARTER - "Calendar Quarter" means any of the four calendar quarters in a full calendar year (e.g. January, February & March comprise the first calendar quarter).

       2.04 COMMITTEE - "Committee" means a Committee of two or more directors of the Company appointed by the Board of Directors of Cymer Inc. that will administer the Plan pursuant to the provisions of
              Section 3 of the Plan.

       2.05   COMPANY - "Company" means Cymer Inc. and, for purposes of Section
              2.24 and such other purposes as determined by the Committee, shall include any subsidiary of Cymer Inc.

       2.06 COMPENSATION - "Compensation" means the Participant's salary, Executive Incentive Plan (EIP) annual incentive bonus, or other items deemed Compensation by the Committee for purposes of this Plan.

       2.07 CYCLE - "Cycle" means the twelve month pay-in period for each deferral. The first Cycle shall begin on January 1, 2000 and end on December 31, 2000. The following Cycles shall begin on January 1 of each year and end on December 31 of such year.

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       2.08   DECLINING BALANCE INSTALLMENTS - "Declining Balance Installments"
              means a series of annual payments such that each payment is determined by taking that portion of the Participant's account as of the Distribution Date and dividing by the number of years of distributions remaining.

       2.09 DEFERRAL AMOUNT - "Deferral Amount" means the total amount of Elective Deferred Compensation and/or Non-Elective Deferred Compensation with respect to a Participant.

       2.010 DEFERRED COMPENSATION ACCOUNT - "Deferred Compensation Account" means the account maintained on the books of account of the Company for a Participant pursuant to Section 6.

       2.10 DISABILITY - "Disability" means the Participant is eligible to receive benefits under a long term disability plan maintained by the Company.

       2.11 DISTRIBUTION DATE - "Distribution Date" means the date on which the Company makes distributions from the Participant's Deferred Compensation Account(s).

       2.12 EFFECTIVE DATE - "Effective Date" means the date on which this Plan is effective, December 20, 1999.

       2.13 ELECTION FORM - "Election Form" means the form or forms attached to this Plan and filed with the Committee by the Participant in order to participate in the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

       2.14 ELECTIVE DEFERRED COMPENSATION - "Elective Deferred Compensation" means the total amount elected to be deferred by an Eligible Employee on his/her Election Form, subject to approval by the Committee.

       2.15 ELIGIBLE EMPLOYEE - "Eligible Employee" means any employee of the Company who is an officer, or such other key executives of the Company as may be designated by the Chief Executive Officer of Cymer Inc.

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       2.16   INVESTMENT ALLOCATION CHANGE FORM - "Investment Allocation Change
              Form" means a form filed with the Committee by the Participant in order to request a change in the allocation of the Participant's Deferred Compensation Account(s) among the investment choices offered under the Plan. The terms and conditions specified in the Investment Allocation Change Form are incorporated by reference herein and form a part of the Plan.

       2.17 INVESTMENT FUNDS - "Investment Funds" means those mutual funds, investment indexes or other measures of performance identified by the Committee, which shall be used to determine the returns on the Participants' Deferred Compensation Accounts. The initial investment fund shall be the Prime Rate Account. The Investment Funds may be changed by the Committee from time to time, at the sole discretion of the Committee.

       2.18 NON-ELECTIVE DEFERRED COMPENSATION - "Non-Elective Deferred Compensation" means the amount awarded to a Participant by the Committee pursuant to Section 4.02.

       2.19 PARTICIPANT - "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of
              Section 4.

       2.20 PLAN YEAR - "Plan Year" means the twelve month period beginning on the first day of the first Cycle in which the Eligible Employee elects to participate in the Plan. The initial Plan Year will commence on January 1, 2000 and end on December 31, 2000. Each later Plan year will begin on January 1 and end on December 31.

       2.21 PRIME RATE ACCOUNT - "Prime Rate Account" means an investment option providing for a return based on the hypothetical investment of the Deferral Amount, or a portion thereof, earning the Prime Rate as reported in the Wall Street Journal as of the last business day of each calendar quarter which rate shall be credited for the following calendar quarter.

       2.22 RELATED EMPLOYMENT - "Related Employment" means the employment of a Participant by an employer that is not the Company provided (i) such employment is undertaken by the Participant at the request of the


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              Company; (ii) immediately prior to undertaking such employment, the Participant was an employee of the Company, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment.

       2.23 SUBSTANTIALLY EQUAL INSTALLMENTS - "Substantially Equal Installments" means a series of annual payments, such that equal payments over the remaining payment period would exactly amortize the Participant's Deferred Compensation Account balance in the Prime Rate Account as of the Distribution Date if the investment return remained constant at the return credited as of the Valuation Date immediately preceding the Distribution Date for the remainder of the payment period.

       2.24 TERMINATION OF EMPLOYMENT - "Termination of Employment" means the end of a Participant's employment with the Company for any reason other than Disability, Related Employment, or the termination of a Participant's Related Employment if the Participant returns to the Company.

       2.25 VALUATION DATE - "Valuation Date" means the date on which the value of a Participant's Deferred Compensation Account is determined for each Calendar Quarter as provided in Section 6 hereof. Unless and until changed by the Committee, the Valuation Dates within each Cycle shall be the last day of each of the four Calendar Quarters of the calendar year. If a Participant requests a Liquidating Distribution under Section 7.06, then, for such Participant's Deferred Compensation Account, the Valuation Date for the Plan Year in which the Liquidating Distribution is requested shall be the last day of the Calendar Quarter in which the Participant submits the request.

       2.26 VESTED PARTICIPANT - "Vested Participant" means a Participant who would be eligible immediately for normal or early retirement under the qualified pension plan maintained by the Company.

3.     ADMINISTRATION OF THE PLAN

       3.01 PLAN ADMINISTRATOR. The Committee, subject to Section 3.02, shall be the sole administrator of the Plan, and will administer the Plan. The Committee shall have the power to formulate additional details and

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              regulations for carrying out this Plan.  The Committee also shall be empowered to make any and all determinations not authorized specifically herein that may be necessary or desirable for the effective administration of the Plan. The Committee is authorized to engage such accountants, consultants and other service providers necessary to assist in the administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

       3.02 DELEGATION OF DUTIES. The Committee may delegate any or all of its duties as to the administration of this Plan to other individuals or groups of individuals within the Company, as it deems appropriate.

4.     PARTICIPATION

       4.01   ELECTIVE PARTICIPATION

              a. Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with the Vice-President of Human Resources. With regard to an election to participate:

                     i. The Election Form must be filed with the Vice-President of Human Resources prior to the commencement of the Cycle to which the Election Form pertains, or at such earlier time as determined by the Committee. Provided, however, with respect to a deferral of salary, the Committee may allow an Election Form for a Cycle to be filed after the commencement of the Cycle with respect to salary to be paid after the Election Form is filed.

                     ii. In the event that an Eligible Employee first becomes eligible to participate in the Plan during any given year, such Eligible Employee shall as soon as practicable be so notified in writing by the Company and provided with an Election Form; provided, however, that such Employee may only make an election to defer with respect to that portion of his or her Compensation for such year which is to be paid after the date of filing of the deferral election.

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                     iii.   The minimum deferral for a Cycle shall be $5,000.

                     iv. A Participant may elect to receive payment of amounts deferred during a Cycle upon Termination of Employment, or in a specified year which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred. Further, a Participant may elect to receive payment in a lump sum or in up to fifteen (15) annual installments.

              b. A Participant's election to defer future Compensation is irrevocable upon the filing of his/her Election Form with the Vice-President of Human Resources provided, however, that an election to defer salary may be terminated with respect to amounts not yet earned by mutual agreement in writing between the Participant and the Committee. Such termination, if approved, shall be effective immediately.

       4.02 NON-ELECTIVE PARTICIPATION. The Committee can, in its sole discretion, award to an Eligible Employee Non-Elective Deferred Compensation. Unless otherwise specified by the Committee, the Participant shall determine the timing and form of payment of any Non-Elective Deferred Compensation at the time it is awarded, provided that the Participant may not elect to receive payment in a specific year which is prior to the third Plan Year following the Plan Year during which the amount is awarded.

5.     VESTING OF DEFERRED COMPENSATION ACCOUNT

       A Participant's interest in his/her Deferred Compensation Account shall vest immediately.

6.     ACCOUNTS AND VALUATIONS

       6.01 DEFERRED COMPENSATION ACCOUNTS. A separate Deferred Compensation Account shall be established and maintained for each Participant for each Cycle. Deferred amounts will be credited to a Participant's account on the first day of the month following the time at which the amount would otherwise have been paid. Any Non-Elective Deferred Compensation


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              awarded to a Participant shall be credited to the Participant's
              Deferred Compensation Account on such date as specified by the Committee.

       6.02 INVESTMENT ALLOCATION OF DEFERRED COMPENSATION ACCOUNT. The Participant's Deferral Amount shall be deemed to be invested in the Investment Funds in accordance with the Participant's election.

       6.03 INVESTMENT RETURN CREDITED. The Participant's Deferred Compensation Account shall be credited quarterly with an investment return based on the investment return (gain or loss) of the fund or funds in which the Deferral Amount is deemed to be hypothetically invested.

       6.04 TIMING OF CREDITING OF INVESTMENT RETURN. That portion of the Participant's Deferred Compensation Account in the Prime Rate Account shall be revalued and credited with investment return as of each Valuation Date. As of each Valuation Date, the value of that portion of the Participant's Deferred Compensation Account in any such account shall consist of the balance of such account as of the immediately preceding Valuation Date, plus the amount of any transfers from another account since the preceding Valuation Date, minus the amount of all distributions and transfers to another account, if any, made from such account since the preceding Valuation Date. As of each Valuation Date, investment return shall be credited on that portion of the Participant's Deferred Compensation Account in the Prime Rate Account since the immediately preceding Valuation Date after adjustment for any transfers thereto or distributions or transfers therefrom. With respect to any Elective Deferred Compensation or Non-Elective Deferred Compensation deferred and credited to a Participant's account since the immediately preceding Valuation Date, investment return (or loss) credited on the Valuation Date shall be credited from the time the amount is credited to the Participant's account pursuant to Section 6.01.

       6.05 CHANGE OF INVESTMENT ALLOCATION BY A PARTICIPANT. If the Plan offers more than one Investment Fund, a Participant may make different investment allocations for each Cycle, and may change a Cycle's investment allocation once a year. Any change will be effective as of April 1 of the next year if the Participant submits an Investment Allocation


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              Change Form to the Vice-President, Human Resources by December 1
              of any Plan year.

       6.06 CHANGE OF INVESTMENT FUNDS BY COMMITTEE. The Committee may change the Investment Funds from time to time. In the event of any such change, all Participants shall be given notice of the change at least thirty (30) days before the change is to be effective. In addition, each Participant shall be given the opportunity to change his or her allocation of Investment Funds for his or her Deferred Compensation Account as of the effective date for the change; this change shall be in addition to any change permitted under 6.05.

              The Committee's decision to change the Investment Funds shall not in any manner alter the returns on the Participants' Deferred Compensation Accounts prior to the effective date of the change.

       6.07 NATURE OF ACCOUNT ENTRIES. The establishment and maintenance of Participants' Deferred Compensation Accounts and the crediting of gains and losses pursuant to this Section 6, shall be merely bookkeeping entries and shall not be construed as giving any person any interest in any specific assets of the Company or of any subsidiary of the Company or any trust created by the Company, including any mutual funds or other investment funds owned by the Company or any such subsidiary or trust. The hypothetical investment of the Participants' Deferred Compensation Accounts in the Investment Funds shall be for bookkeeping purposes only, and shall not require the establishment of actual corresponding funds by the Committee or the Company. Benefits accrued under this Plan shall constitute an unsecured general obligation of the Company.

7.     BENEFITS

       7.01   NORMAL BENEFIT

              a. A Participant's Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant's Election Form, subject to the terms and conditions specified in the Election Form. If a Participant elects to receive payment of that portion of his/her Deferred Compensation Account in the Prime


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                     Rate Account in installments, subject to a maximum of
                     fifteen (15) installments, payments shall be made in Substantially Equal Installments. If a Participant elects to receive payment of his/her Deferred Compensation Account in any other account in installments, payments shall be made in Declining Balance Installments.

              b. Notwithstanding the provisions of Section 7.01a, and notwithstanding any contrary election made by the Participant on his/her Election Form, if a Participant has a Termination of Employment, and if the Participant does not qualify as a Vested Participant at the time of his/her Termination of Employment, the Participant's Deferred Compensation Account balance will be paid to the Participant in a lump sum in the year following the Participant's Termination of Employment. However, upon the written request of the Participant, the Committee, in its sole discretion, may allow payments to be made to the Participant in up to five (5) annual installments.

              c. In the event of a Participant's death prior to receiving any payments with respect to a Deferral Amount for a Cycle, the Participant's designated Beneficiary will receive an amount equal to the Participant's Deferred Compensation Account for such Cycle, and such amount shall be paid in a single sum or annual installments (not to exceed 10) in accordance with the Participant's election. However, the Committee may, in its sole discretion, pay the Participant's remaining account balance in a single sum if so requested by the Participant's Beneficiary. If the Participant's designated Beneficiary survives the Participant but dies before receiving a complete distribution of the Participant's account, the remaining account balance shall be paid to the estate of such Beneficiary in a lump sum.

              d. If a Participant dies after beginning to receive payments with respect to a Deferral Amount for a Cycle, the Participant's designated Beneficiary will receive an amount equal to the Participant's remaining account balance for such Cycle. Such


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                     remaining account balance shall continue to be paid in
                     accordance with the Participant's election. However, the Committee may, in its sole discretion, pay the Participant's remaining account balance in a single sum if so requested by the Participant's Beneficiary. If the Participant's designated Beneficiary survives the Participant but dies before receiving a complete distribution of the Participant's account, the remaining account balance shall be paid to the estate of such Beneficiary in a lump sum.

       7.02 HARDSHIP BENEFIT. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant, as soon as is practicable following such determination, an amount necessary to meet the emergency, not in excess of the Deferred Compensation Account credited to the Participant. The Deferred Compensation Account of the Participant thereafter shall be reduced to reflect the payment of a Hardship Benefit.

       7.03 REQUEST TO COMMITTEE FOR DELAY IN PAYMENT. A Participant shall have no right to modify in any way the schedule for the distribution of amounts from his/her Deferred Compensation Account that the Participant has specified in his/her Election Form. However, upon a written request submitted by the Participant to the Committee, the Committee may, in its sole discretion, with respect to the Deferred Compensation Account for each Cycle:

              a.     Postpone one time the date on which payment shall commence;
                     and

              b. Increase one time the number of installments to a number not to exceed fifteen (15).

       Any such request(s) must be made at least ninety (90) days prior to the earlier of (1) the beginning of the Plan Year in which the Participant has elected for distributions to commence, or (2) the Participant's Termination of Employment.

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       7.04   TAXES; WITHHOLDING.  To the extent required by law, the Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal, or any state or local, government.

       7.05 DATE OF PAYMENTS. Except as otherwise provided in this Plan, payments under this Plan shall be made (or begin in the case of installments) on or before the fifteenth (15th) day of February of the calendar year following receipt of notice by the Committee of an event that entitles a Participant (or Beneficiary) to payments under the Plan, or at such other date as may be determined by the Committee. Amounts that become payable to the estate of a Beneficiary under Sections 7.01c or 7.01d or pursuant to Section
              7.02 or Section 7.06 shall be paid within fifteen (15) days following the end of the calendar quarter in which a determination is made that an amount is payable, or at such other date as may be determined by the Committee.

       7.06 LIQUIDATING DISTRIBUTION. Notwithstanding any provisions of the Plan or the Participant's Election Form to the contrary, following the receipt of a written request from a Participant for a Liquidating Distribution, the Company shall pay to the Participant the Participant's Liquidating Distribution Account Balance in a lump sum. "Liquidating Distribution" shall mean a distribution requested by the Participant in writing directed to the Committee and specifically referencing this section. "Liquidating Distribution Account Balance" shall mean all of the Deferred Compensation Accounts under the Plan in which the Participant has an undistributed balance, decreased by a forfeiture penalty equal to ten percent (10%) of the value of the Participant's Deferred Compensation Account(s). A Liquidating Distribution shall be paid to a Participant on or before the fifteenth (15th) day of the month following the end of the calendar quarter during which the Participant requests the Liquidating Distribution.

              Notwithstanding any provisions of the Plan or the Participant's Election Form to the contrary, if the Participant requesting the Liquidating Distribution is, at the time of the request, an active employee of the Company, then the Participant, for a period of one
              (1) Plan Year following


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              the Plan Year during which the request for the Liquidating
              Distribution is made, shall be ineligible to participate in the Plan with respect to any Compensation not yet deferred.

       7.07 ALLOCATION OF DISTRIBUTIONS. If a distribution of a portion of an account for a Cycle is made to a Participant or Beneficiary, and the amounts for such Cycle are invested in more than one Investment Fund, then a portion of such distribution shall be deemed to have been made from each Investment Fund on a prorata basis, based on the values of the Investment Funds as of the Valuation Date immediately preceding the distribution.

8.     BENEFICIARY DESIGNATION

       At any time prior to complete distribution of the benefits due to a Participant under the Plan, he/she shall have the right to designate, change, and/or cancel, any person(s) or entity as his/her Beneficiary (either primary or contingent) to whom payment under this Plan shall be made in the event of his/her death. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form provided by the Committee. The filing of a new beneficiary designation form will cancel all previously filed beneficiary designations relating to such Cycle or Cycles. Further, any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of Participant's spouse shall revoke such designation.

       If a Participant fails to designate a Beneficiary as provided above, or if his/her beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the distribution of such benefits shall be made to the Participant's estate in a lump sum. If the Participant's designated Beneficiary survives the Participant but dies before receiving a complete distribution of the Participant's account, the remaining account balance shall be paid to the estate of such Beneficiary in a lump sum.


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9.     AMENDMENT AND TERMINATION OF PLAN

       9.01 AMENDMENT. The Board of Directors may amend the Plan at any time in whole or in part, provided, however, that, except as provided in 9.02, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective or Non-Elective Deferred Compensation deferred prior to the date of the amendment. Written notice of any amendments shall be given to each Participant in the Plan.

       9.02   TERMINATION OF PLAN

              a. COMPANY'S RIGHT TO TERMINATE. The Board of Directors may terminate the Plan at any time.

              b. PAYMENTS UPON TERMINATION. Upon any termination of the Plan under this section, Compensation shall cease to be deferred prospectively, and, with respect to Compensation deferred previously, the Company will pay to the Participant (or the Participant's Beneficiary, if after the Participant's death), in a lump-sum, the value of his/her Deferred Compensation Account.

10.    MISCELLANEOUS

       10.01 UNSECURED GENERAL CREDITOR. Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the policies therefrom owned or that may be acquired by the Company ("policies"). Such policies or other assets of the Company shall not be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be and will remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.


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       10.02  GRANTOR TRUST.  Although the Company is responsible for the payment of all benefits under the Plan, the Company, in its sole discretion, may contribute funds as it deems appropriate to a grantor trust for the purpose of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company. To the extent any benefits provided under the Plan actually are paid from the trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.
              Participants shall have the status of unsecured creditors on any legal claim for benefits under the Plan, and shall have no security interest in any such grantor trust.

       10.03 SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL. The terms and conditions of this Plan shall inure to the benefit of the Participants and shall bind the Company, its successors, assignees, and personal representatives. If substantially all of the stock or assets of the Company are acquired by another entity, or if the Company is merged into, or consolidated with, another entity, then the obligations created hereunder shall be obligations of the acquirer or successor entity.

       10.04 NON-ASSIGNABILITY. Neither a Participant, nor any other person, shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of the actual receipt, any amounts payable hereunder, or any part thereof. All rights to payments expressly are declared to be unassignable and nontransferable. No part of the amounts payable, prior to actual payment, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, or any other person, nor shall they be transferable by operation of law in the event of a Participant's, or any other person's, bankruptcy or insolvency.

       10.05 EMPLOYMENT OR FUTURE ELIGIBILITY TO PARTICIPATE NOT GUARANTEED. Nothing contained in this Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Eligible Employee any right to be retained in the employ of the Company.


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              Designation as an Eligible Employee may be revoked at any time by the Board of Directors with respect to any Compensation not yet deferred.

       10.06 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, including taking such physical examinations as the Company reasonably may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Participant's election to defer any Compensation which has not yet been deferred shall become null and void, and the Participant shall not be eligible to make any further deferral elections under the Plan.

       10.07 GENDER, SINGULAR AND PLURAL. All pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) or entity(s) may require. As the context may require, the singular may be read as the plural and the plural as the singular.

       10.08 CAPTIONS. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

       10.09 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of California.

       10.10 VALIDITY. In the event any provision of this Plan is found to be invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

       10.11 NOTICE. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company at 16750 Via Del Campo Court, San Diego, CA 92127, directed to the attention of the Vice-President, Human Resources. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the

              Participant's residence address as maintained in the Company's records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

                                     CYMER INC.
                        EXECUTIVE DEFERRED COMPENSATION PLAN

                                 2000 ELECTION FORM




     Name:__________________________  Social Security No:_____________________


COMPLETE SECTIONS A, B, C AND D OF THIS FORM. COMPLETE SECTION E ONLY IF YOU LIVE IN A COMMUNITY PROPERTY STATE AND DO NOT NAME YOUR SPOUSE AS BENEFICIARY IN SECTION C. RETURN YOUR COMPLETED FORM TO WALLACE BREITMAN, VICE PRESIDENT, HUMAN RESOURCES.



A.   SALARY DEFERRAL ELECTION


     I elect to defer under the terms of the Cymer Executive Deferred Compensation Plan receipt of the following percentage or amount of my base salary payable in 2000 after the following date ___________ (select a, b or c):


     a.   / /  ______ % of my salary (5% - 100% in whole percentages).


     b.   / /  ______ % of my salary in excess of $170,000.


     c. / / $______ (indicate dollar amount) of my salary. (If my total salary is less than the dollar amount indicated, the amount shall be reduced to the amount of my salary.)



     BONUS DEFERRAL ELECTION


     I elect to defer under the terms of the Cymer Inc. Executive Deferred Compensation Plan receipt of the following percentage of my eligible Executive Incentive Plan (EIP) award for 2000, payable in March, 2001 (select a or b):


     a.   / /  ______ % of my eligible bonus (5% - 100% in whole
                    percentages).


     b. / / $__________ (indicate amount - $5,000 minimum) from my bonus. (If my bonus is less than this amount, the amount shall be reduced to the amount of my bonus).


     I understand that an eligible bonus is a bonus payable from the Executive Incentive Plan (EIP) and that bonuses are discretionary and are not guaranteed. I also


March 2000                             Page 1
     understand that FICA tax must be paid in the year in which this bonus is granted to me and that applicable FICA, and local taxes if required, will be withheld from the portion of my bonus or other cash compensation that I receive in cash.

B.   FORM AND TIMING OF DISTRIBUTIONS


     (COMPLETE PART 1 AND PART 2 OF THIS SECTION)


     1.   FORM OF DISTRIBUTION


          Indicate the form of distribution of your deferred compensation. You can elect to receive payment in a lump sum or in up to 15 annual installments.


          I elect to receive payment of my deferred compensation as follows (select a or b):


          a.   / /  In a lump sum.


          b. / / In _____ (specify number not exceeding 15) annual installments.


     2.   TIMING OF DISTRIBUTION


          INDICATE WHETHER YOU WANT TO RECEIVE YOUR FIRST INSTALLMENT (OR YOUR ENTIRE AMOUNT, IF YOU ELECT TO RECEIVE PAYMENT IN A LUMP SUM) OF YOUR DEFERRED COMPENSATION IN A SPECIFIC YEAR (MINIMUM DEFERRAL PERIOD OF 3 YEARS), OR IN THE YEAR FOLLOWING TERMINATION OF YOUR EMPLOYMENT. IN GENERAL, PAYMENTS WILL BE MADE IN FEBRUARY OF THE YEAR DISTRIBUTION IS TO OCCUR.


          I elect to receive the first installment (or my entire account, if I elect a lump sum) of my deferred compensation (select a or b):


          a. / / in a specific year _________(specify year, but must be 2004 or after).


          b.   / /  following my Termination of Employment.


          Notwithstanding any election under Part 1 or Part 2 of this Section B, in the event of my Termination of Employment for any reason other than death prior to being a Retirement Eligible Participant, I understand that payment shall be made in a lump sum in the year following my Termination of Employment unless, upon my written request, the Committee, in its sole discretion, determines that payments shall be made in up to five (5) annual installments.

March 2000                             Page 2

C.   DEATH BENEFITS (BENEFICIARY DESIGNATION AND PAYMENT ELECTION)


     1.   BENEFICIARY DESIGNATION


          If I die prior to the receipt of all payments to which I am entitled under the plan, payments shall be made to (select one):


          a.   / /  my estate


          b.   / /  the following beneficiary or beneficiaries


               Name                Address

               __________________________________________________________

               __________________________________________________________


     2.   PAYMENT ELECTION


          As to any death benefits payable to my beneficiary or to my estate, I elect to have payments made as follows (select one):


          a.   / /  In a lump sum within 90 days after my death.


          b. / / In _____ (specify number, not to exceed 10) annual installments. Payment shall be made in Substantially Equal Installments or Declining Balance Installments, with the first payment to be made in the February following my death, and later installments to be paid in February of each year.


                    If I fail to designate a beneficiary as provided above, or if my beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all my designated beneficiaries predecease me or die prior to complete distribution of my benefits, then the distribution of such benefits shall be made to my estate. However, if any distribution to my primary beneficiary is to be made in installments, and my primary beneficiary dies before receiving all installments, the remaining installments shall be paid to the estate of my primary beneficiary.


          I reserve the right to change this designation of beneficiary at any time by completing a Change of Beneficiary Form.


March 2000                             Page 3

D.   ACKNOWLEDGMENT


     SIGN AND DATE IN THIS SECTION.


     I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions shall be binding upon my beneficiaries and personal representatives.


     -----------------------------------             -----------------------
     Signature of Employee                           Date

E.   COMMUNITY PROPERTY STATE REQUIREMENTS

     THIS SECTION SHOULD BE COMPLETED BY YOUR SPOUSE IF YOU RESIDE IN A COMMUNITY PROPERTY STATE (ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON, OR WISCONSIN) AND IF YOU DO NOT NAME YOUR SPOUSE AS SOLE PRIMARY BENEFICIARY IN SECTION C.

     I hereby consent to the designation of beneficiary set forth above.

     _____________________    ________  __________________________
     Witness                  Date      Signature of Spouse


              THIS FORM SHOULD BE RETURNED, BY ________________, 2000.
                                 TO THE OFFICE OF:

                                  WALLACE BREITMAN
                          VICE PRESIDENT, HUMAN RESOURCES
                                    CYMER, INC.
                              1675 VIA DEL CAMPO COURT
                                SAN DIEGO, CA 92172

ACCEPTANCE:

THE COMMITTEE, ON BEHALF OF CYMER, INC., HEREBY ACCEPTS THE PARTICIPANT'S ELECTION FORM.


--------------------------------------------    ---------------------------
By                                              Date


March 2000                             Page 4